UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Paragon Drive Montvale, New Jersey	07645
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 573-9700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.(b)(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2010, The Great Atlantic & Pacific Tea Company, Inc. (the “Company”), issued a press release announcing the appointment of Thomas Casey to the Board of Directors. Mr. Casey fills the open Board position left by Frederic Brace’s resignation from the Board of Directors on September 20th which followed his appointment as the Company’s Chief Administrative Officer. As of the date of this disclosure, Mr. Casey is expected to be named to the Company’s Audit Committee and Finance Committee. Mr. Casey will serve in his capacity as director until the next annual meeting of the Company’s shareholders and will be nominated for election to the Board at that shareholder meeting. A copy of the press release announcing Mr. Casey’s election is attached hereto as Exhibit 99.1.

Mr. Casey was appointed by affiliates of The Yucaipa Companies, LLC pursuant to the terms of the Amended and Restated Yucaipa Stockholder Agreement dated August 4, 2009 and the Company’s By-Laws.

Item 9.01. Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated September 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2010

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

By: /s/ Christopher W. McGarry
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 21, 2010